Exhibit 99.1

Veradigm Amends and Extends Stockholder Rights Plan

Chicago – August 20, 2025 – Veradigm® (OTCMKTS: MDRX), a leading provider of healthcare data and technology solutions, today announced that its Board of Directors (the “Board”) has approved an amendment to extend the Company’s existing Stockholder Rights Plan for an additional six months (the “Rights Plan”).

The Rights Plan, adopted on February 26, 2024, was due to expire at 5:00 PM New York City time on August 20, 2025. Under the terms of the amendment to the Rights Plan, the scheduled expiration date of the Rights Plan has been extended to February 20, 2026. In addition, the amendment to the Rights Plan changes the triggering threshold such that the rights would become exercisable only if a person or group acquires beneficial ownership of 20% or more of the outstanding shares of Company common stock (including in the form of synthetic ownership through derivative positions) in a transaction not approved by the Board, whether or not such person or group is an eligible passive investor.

The Board’s decision to extend the Rights Plan is based on its determination that many of the underlying risks and conditions that existed upon the initial adoption of the Rights Plan continue to be present. Accordingly, the Rights Plan is being extended to continue to ensure that all Veradigm stockholders have the opportunity to realize the full potential value of their investment. The Rights Plan does not prevent the Company from pursuing any offer that is fair and otherwise in the best interests of stockholders.

The Board currently intends to terminate the Rights Plan no later than the time that the Company becomes current in its financial reporting and has applied for relisting of its shares of common stock on a national stock exchange, which is expected to occur in 2026.

Further details about the Rights Plan, as amended, will be contained in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, Instagram, and YouTube.

© 2025 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or Company names are the property of their respective holders, all rights reserved.

Disclaimer and Forward-Looking Statement Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s expectations with respect to the timing of the relisting of its common stock on a national securities exchange. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,”

“anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aims,” “hopes,” and “seeks” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among others: a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders; an inability of the Company to timely prepare its delinquent financial statements; unanticipated factors or factors that the Company currently believes will not cause further delay; the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that ongoing remediation work or the audit of the Company’s financial statements for the fiscal year ended December 31, 2023 or the fiscal year ended December 31, 2024 may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; risks relating to the Company’s voluntary disclosure to the SEC of certain information relating to the investigation by the Audit Committee of the Company’s Board of Directors, the SEC’s investigation, and the additional information the Company has continued to provide to the SEC based on discussions with the SEC; changes in the financial condition of the markets that the Company serves; the Company’s ability to hire qualified individuals to serve in senior leadership roles on a permanent basis, including a chief financial officer; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20250130580527/en/

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Rick Dipper

919-961-6001

rick.dipper@veradigm.com

Source: Veradigm

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